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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): September 7, 2004



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On September 7, 2004, Eastman Kodak Company committed to a plan to close five overnight photofinishing labs in France.
The lab closures, which are expected to be completed by December 31, 2004, reflect the Company's plan to deal effectively with the continued deterioration in overnight photofinishing volumes in France.

In conjunction with the lab closures, the Company will pay approximately $15 million in severance costs to employees who elect not to relocate to other Company labs and will incur other exit costs of approximately $2 million. In addition, the Company will record approximately $10 million of accelerated depreciation on the related long-lived assets in cost of goods sold during the remainder of 2004. The severance and other exit costs require the outlay of cash, while the accelerated depreciation represents a non-cash charge.

These lab closures are part of the Company's restructuring program that was announced on January 22, 2004. The Company expects that it will continue to consolidate its worldwide overnight photofinishing operations in order to eliminate excess capacity.

A copy of the September 7, 2004 press release related to the lab closures in France is attached hereto as Exhibit (99.1).



ITEM 9.01  Financial Statements and Exhibits

 (c) Exhibits

 (99.1)  Eastman Kodak Company press release dated September 7,
         2004 regarding reorganization of operations in France.


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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EASTMAN KODAK COMPANY



                                      By: /s/ Richard G. Brown, Jr.
                                      -----------------------------
                                      Richard G. Brown, Jr.
                                      Controller

Date:  September 10, 2004

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                      EASTMAN KODAK COMPANY
                        INDEX TO EXHIBITS

Exhibit No.

(99.1)  Eastman Kodak Company press release dated September 7,
        2004.